Exhibit 99.1

CSX Reports Strong Third Quarter Earnings

Surface Transportation Highlights:

·    Double-digit gains in operating income
·    Operating ratio improves on higher productivity and efficiency
·    Strong safety and customer service performance

Jacksonville, Florida (Oct. 16, 2007) – CSX Corporation [NYSE: CSX] today reported third quarter 2007 net earnings of $407 million, or 91 cents per share, including 24 cents per share from discontinued operations.  In the same quarter last year, the company reported earnings of $328 million, or 71 cents per share, including 17 cents per share from insurance gains and the resolution of certain tax matters.  On a comparable basis, excluding these items, earnings per share from continuing operations increased 24 percent on a year-over-year basis.  (See table below for reconciliation of quarter items to reported numbers.)

“Our core earning power continues to improve in a more challenging transportation environment,” said Michael Ward, chairman, president and CEO.  “The CSX team delivered exceptional levels of safety and service for our customers and excellent third quarter results that build on the superior value we have delivered for our shareholders over the last three years.”

Third quarter revenues were $2.5 billion, a 3 percent increase over the third quarter of 2006. This increase was driven by an 8 percent improvement in revenue per unit, more than offsetting the 4 percent decline in volume.

The company’s Surface Transportation businesses recorded third quarter operating income of $552 million versus $489 million in the same quarter last year.  Both quarters included insurance recoveries of $1 million and $15 million, respectively. On a comparable basis, excluding the insurance recoveries, operating income rose 16 percent on a year-over-year basis.

Continued improvements in safety, service and productivity combined to help improve the company’s operating ratio to 78 percent for the quarter. This represents a 240 basis point improvement on a comparable basis from the same period last year.

“With our financial results improving on a sustained basis, we are targeting nearly $5 billion of investment in our transportation network over the next three years,” said Ward.  “These investments will position us to meet the pressing transportation needs of our nation in a way that reduces highway congestion and supports the environment.  When we do this, we create long-term value for shareholders, and that value is enhanced in the near term when we return capital through dividends and repurchases.  This balanced approach to value creation is serving our shareholders very well.”

GAAP RECONCILIATION [1]
(Dollars in millions, except per share amounts)
	Third Quarter
	2007	2006	Improvement
Surface Transportation Operating Income	$ 552	$ 489
Less Gain on Insurance Recoveries	(1)	(15)
Comparable Surface Transportation Operating Income	$ 551	$ 474	16%

EPS	$ 0.91	$ 0.71
Less Discontinued Operations	(0.24)	-
Less Gain on Insurance Recoveries After Tax	-	(0.02)
Less Income Tax Benefits	-	(0.15)
			24%
Comparable EPS from Continuing Operations	$ 0.67	$ 0.54

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's Web site at www.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (SEC).

CSX executives will conduct a quarterly earnings conference call with the investment community on October 17, 2007 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call.

A webcast of the live conference call will be available at www.csx.com in the Investors section. Following the earnings call, an internet replay of the presentation will be available. In addition, the replay will be available for download to a portable audio player or computer as an MP3 - or podcast - file. Both the replay and MP3 file can be found at www.csx.com in the Investors section and will be archived on the site for at least 30 days following the call for those unable to listen in real time.

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GAAP Reconciliation1

CSX reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used to manage the company’s business that fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission may provide users of the financial information with additional meaningful comparisons to prior reported results.

In press releases and presentation slides for stock analysts, CSX has provided Surface Transportation operating income and earnings per share adjusted for certain items, which are non-GAAP financial measures. The company’s management evaluates its business and makes certain operating decisions (e.g., budgeting, forecasting, employee compensation, asset management and resource allocation) using these adjusted numbers.

Likewise, this information facilitates comparisons to financial results that are directly associated with ongoing business operations as well as provides comparable historical information. Lastly, earnings forecasts prepared by stock analysts and other third parties generally exclude the effects of items that are difficult to predict or measure in advance and are not directly related to CSX’s ongoing operations. A reconciliation between GAAP and the non-GAAP measure is provided above. These non-GAAP measures should not be considered a substitute for GAAP measures.

Forward-looking statements

This press release and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.